SYSCO REPORTS THIRD QUARTER OPERATING INCOME AND EPS GROWTH

HOUSTON, April 30, 2024 - Sysco Corporation (NYSE: SYY) (“Sysco” or the “company”) today announced financial results for its 13-week third fiscal quarter ended March 30, 2024.

Key financial results for the third quarter of fiscal year 2024 include the following (comparisons are to the same period in fiscal year 2023):
•Sales increased 2.7%; U.S. Foodservice volume increased 2.9%; U.S. local volumes grew 0.4%;
•Gross profit increased 5.2% to $3.6 billion;
•Operating income increased 3.8% to $722.0 million, and adjusted1 operating income increased 8.4% to $799.3 million;
•EBITDA increased 5.4% to $933.0 million, and adjusted EBITDA increased 8.5% to $976.6 million2;
•EPS3 increased 1.2% to $0.85, compared to $0.84 in the same period last year, and adjusted1 EPS increased 6.7% to $0.96;
•Raising cost-out targets from $100 million to $120 million for fiscal year 2024; and
•Sysco returned approximately $753 million of capital to shareholders via $500 million of share repurchases and $253 million of dividends and remains on target to return approximately $2.25 billion back to shareholders in fiscal year 2024.

“Our third quarter performance demonstrated disciplined efforts to deliver strong profit growth, despite a softer macro backdrop. I am proud of our team for taking actions in the quarter to deliver strong gross profit margins and manage expenses. The agility and accountability of the leadership team enabled us to deliver our profit objectives for the quarter, despite softer sales and case volumes. Lower traffic to restaurants year over year negatively impacted case volumes, but sequentially improved during the quarter. We converted the negative traffic at restaurants into sales and case growth at Sysco by taking market share, profitably. With that said, we are focused upon improving local case volume performance through a set of specific actions, inclusive of continued investments into our people, process, and technology in local sales,” said Kevin Hourican, Sysco’s Chair of the Board and Chief Executive Officer.

“Our third quarter operating profit included our sixth consecutive quarter of positive operating leverage, as gross profit expanded at a faster rate than operating expenses. Our teams proactively addressed variable and structural operating expenses this quarter, giving us confidence in raising our cost-out targets to $120 million this fiscal year. Additionally, our balanced approach to capital allocation demonstrates the importance of investing in the business and rewarding our shareholders. We continue to re-invest in the business and remain on target to return approximately $2.25 billion back to shareholders in fiscal year 2024, including our recently raised dividend. We remain confident
1 Adjusted financial results, including adjusted operating expense, adjusted operating income (loss), adjusted earnings per share (EPS) and adjusted EBITDA, are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring and severance costs, and transformational project costs. Last year’s Certain Items include a pension settlement charge that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer, adjustments to our bad debt reserve specific to aged receivables existing prior to the COVID-19 pandemic and adjustments to a product return allowance related to COVID-related personal protection equipment inventory.
2 Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
3 Earnings per share (EPS) are shown on a diluted basis, unless otherwise specified.

in our fiscal year 2024 guidance of five to ten percent adjusted EPS growth to $4.20 to $4.40,” said Kenny Cheung, Sysco’s Chief Financial Officer.

Third Quarter Fiscal Year 2024 Results (comparisons are to the same period in fiscal year 2023)

Total Sysco

Sales for the third quarter increased 2.7% to $19.4 billion.

Gross profit increased 5.2% to $3.6 billion, and gross margin increased 44 basis points to 18.6%. Product cost inflation was 1.9% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the meat and frozen categories. The increase in gross profit for the third quarter was primarily driven by positive volumes, as well as continued progress with effective management of product cost inflation and our strategic sourcing initiative.

Operating expenses increased 5.5%, driven by increased volumes and cost inflation. Adjusted operating expenses increased 4.3%.

Operating income increased 3.8% to $722.0 million, and adjusted operating income increased 8.4% to $799.3 million.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment results were driven by higher volumes and effective margin management, which resulted in continued profit growth.

Sales for the third quarter increased 3.4% to $13.7 billion. Total case volume within U.S. Foodservice grew 2.9% for the third quarter, while local case volume within U.S. Foodservice increased 0.4%.

Gross profit increased 4.2% to $2.7 billion, and gross margin increased 15 basis points to 19.4%.

Operating expenses increased 6.6%, and adjusted operating expenses increased 6.0%.

Operating income decreased 0.5% to $852.4 million, and adjusted operating income increased 0.7% to $874.8 million.

International Foodservice Operations

The International Foodservice Operations segment delivered another strong quarter of sales and profit growth.

Sales for the third quarter increased 4.5% to $3.5 billion. On a constant currency basis4, sales for the third quarter were $3.4 billion, an increase of 2.4%. Foreign exchange rates increased both International Foodservice Operations sales by 2.1% and total Sysco sales by 0.4% during the quarter.

Gross profit increased 12.0% to $719.7 million, and gross margin increased 138 basis points to 20.6%. On a constant currency basis4, gross profit increased 9.5% to $704.0 million. Foreign exchange rates increased both International Foodservice Operations gross profit by 2.5% and total Sysco gross profit by 0.5% during the quarter.

Operating expenses increased 6.9%, and adjusted operating expenses increased 6.0%. On a constant currency basis4, adjusted operating expenses increased 3.6%. Foreign exchange rates increased both International Foodservice Operations operating expenses by 2.4% and total Sysco operating expenses by 0.5% during the quarter.

4 Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Operating income increased 73.9% to $83.9 million, and adjusted operating income increased 63.4% to $109.4 million. On a constant currency basis4, adjusted operating income was $107.4 million, an increase of 60.4%. Foreign exchange rates increased both International Foodservice Operations operating income by 3.0% and total Sysco operating income by 0.1% during the quarter.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $598.3 million.

During the first 39 weeks of fiscal year 2024, Sysco returned $1.5 billion to shareholders via $699.9 million of share repurchases and $758.1 million of dividends.

Cash flow from operations was $1.4 billion for the first 39 weeks of fiscal year 2024, which was a decrease of $52.6 million over the prior year period.

Capital expenditures, net of proceeds from sales of plant and equipment, for the first 39 weeks of fiscal year 2024 were $509.5 million.

Free cash flow5 for the first 39 weeks of fiscal year 2024 was $863.7 million, which was a decrease of $115.9 million over the prior year period.
5 Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations for all non-GAAP financial measures are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s third quarter fiscal year 2024 financial results on Tuesday, April 30, 2024, at 10:00 a.m. Eastern Daylight Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:
	13-Week Period Ended		39-Week Period Ended

Financial Comparison:	March 30, 2024	Change	March 30, 2024	Change
GAAP:
Sales	$19.4 billion	2.7%	$58.3 billion	3.0%
Gross Profit	$3.6 billion	5.2%	$10.8 billion	4.9%
Gross Margin	18.6%	44 bps	18.5%	33 bps
Operating Expenses	$2.9 billion	5.5%	$8.5 billion	4.2%
Operating Income	$722.0 million	3.8%	$2.2 billion	7.3%
Operating Margin	3.7%	4 bps	3.8%	16 bps
Net Earnings	$424.7 million	-1.1%	$1.3 billion	29.6%
Diluted Earnings Per Share	$0.85	1.2%	$2.66	31.0%

Non-GAAP (1):
Gross Profit	$3.6 billion	5.2%	$10.8 billion	4.9%
Gross Margin	18.6%	44 bps	18.5%	34 bps
Operating Expenses	$2.8 billion	4.3%	$8.4 billion	3.7%
Operating Income	$799.3 million	8.4%	$2.4 billion	9.4%
Operating Margin	4.1%	22 bps	4.1%	24 bps
EBITDA	$933.0 million	5.4%	$2.9 billion	24.3%
Adjusted EBITDA	$976.6 million	8.5%	$2.9 billion	10.6%
Net Earnings	$483.4 million	5.0%	$1.5 billion	8.3%
Diluted Earnings Per Share (2)	$0.96	6.7%	$2.92	9.4%

Case Growth:
U.S. Foodservice	2.9%		3.0%
Local	0.4%		1.3%

Sysco Brand Sales as a % of Cases:
U.S. Broadline	36.3%	-19 bps	36.8%	-6 bps
Local	46.5%	3 bps	46.9%	26 bps
Note:
(1) Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2) Individual components in the table above may not sum to the totals due to the rounding.

Forward-Looking Statements
Statements made in this press release or in our earnings call for the third quarter of fiscal year 2024 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include statements concerning: our expectations regarding future improvements in productivity; our belief that improvements in our organizational capabilities will deliver compelling outcomes in future periods; our expectations regarding improvements in international volume; our expectations that our transformational agenda will drive long-term growth; our expectations regarding the continuation of an inflationary environment; our expectations regarding improvements in the efficiency of our supply chain; our expectations regarding the impact of our Recipe for Growth strategy and the pace of progress in implementing the initiatives under that strategy; our expectations regarding Sysco’s ability to outperform the market in future periods; our expectations that our strategic priorities will enable us to grow faster than the market; our expectations regarding our efforts to reduce overtime rates and the incremental investments in hiring; our expectations regarding the expansion of our Sysco Driver Academy and our belief that the academy will enable us to provide upward career path mobility for our warehouse colleagues and improve colleague retention; our expectations regarding the benefits of the six-day delivery and last mile distribution models; our plans to improve the capabilities of our sales team; our plans to refine our engineering labor standards; our expectations regarding the impact of our growth initiatives and their ability to enable Sysco to consistently outperform the market; our expectations to exceed our growth target by the end of fiscal 2024; our ability to deliver against our strategic priorities; economic trends in the United States and abroad; our belief that there is further opportunity for profit in the future; our future growth, including growth in sales and earnings per share; the pace of implementation of our business transformation initiatives; our expectations regarding our balanced approach to capital allocation and rewarding our shareholders; our plans to improve colleague retention, training and productivity; our belief that our Recipe for Growth transformation is creating capabilities that will help us profitably grow for the long term; our expectations regarding our long-term financial outlook; our expectations of the effects labor harmony will have on sales and case volume, as well as mitigation expenses; our expectations for customer acquisition in the local/street space; our expectations regarding the effectiveness of our Global Support Center expense control measures; and our expectations regarding the growth and resilience of our food away from home market.

It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Sysco’s control. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Report on Form 10-K for the year ended July 1, 2023, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 72,000 colleagues, the company operates 334 distribution facilities worldwide and serves approximately 725,000 customer locations. For fiscal year 2023 that ended July 1, 2023, the company generated sales of more than $76 billion. Information about our Sustainability program, including Sysco’s 2023 Sustainability Report and 2023 Diversity, Equity & Inclusion Report, can be found at www.sysco.com.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoFoods. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED RESULTS OF OPERATIONS (Unaudited) (In Thousands, Except for Share and Per Share Data)
	Quarter Ended		Year Ended
	Mar. 30, 2024	Apr. 1, 2023	Mar. 30, 2024	Apr. 1, 2023

Sales	$19,379,500	$18,875,676	$58,287,896	$56,596,459
Cost of sales	15,770,444	15,444,316	47,517,435	46,326,628
Gross profit	3,609,056	3,431,360	10,770,461	10,269,831
Operating expenses	2,887,010	2,735,633	8,544,790	8,196,480
Operating income	722,046	695,727	2,225,671	2,073,351
Interest expense	157,853	134,931	441,867	391,123
Other expense (income), net (1) (2)	10,380	6,759	22,265	354,813
Earnings before income taxes	553,813	554,037	1,761,539	1,327,415
Income taxes	129,125	124,433	418,217	291,027
Net earnings	$424,688	$429,604	$1,343,322	$1,036,388

Net earnings:
Basic earnings per share	$0.85	$0.85	$2.67	$2.04
Diluted earnings per share	0.85	0.84	2.66	2.03

Average shares outstanding	499,642,505	507,716,975	503,027,209	507,635,083
Diluted shares outstanding	501,921,446	509,842,400	504,973,406	510,123,782

(1)	Gains and losses related to the disposition of fixed assets have been recognized within operating expenses. Prior year amounts have been reclassified to conform to this presentation.
(2)	Sysco’s second quarter of fiscal 2023 included a charge of $315.4 million in other expense related to pension settlement charges.

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED BALANCE SHEETS (In Thousands, Except for Share Data)
	Mar. 30, 2024	Jul. 1, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$598,322	$745,201
Accounts receivable, less allowances of $85,590 and $45,599	5,556,703	5,091,970
Inventories	4,733,966	4,480,812
Prepaid expenses and other current assets	310,069	284,566
Income tax receivable	5,815	5,815
Total current assets	11,204,875	10,608,364
Plant and equipment at cost, less accumulated depreciation	5,290,437	4,915,049
Other long-term assets
Goodwill	5,220,989	4,645,754
Intangibles, less amortization	1,136,869	859,530
Deferred income taxes	442,256	420,450
Operating lease right-of-use assets, net	882,211	731,766
Other assets	534,703	640,232
Total other long-term assets	8,217,028	7,297,732
Total assets	$24,712,340	$22,821,145

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,869,479	$6,025,757
Accrued expenses	2,246,595	2,251,181
Accrued income taxes	33,988	101,894
Current operating lease liabilities	122,984	99,051
Current maturities of long-term debt	93,225	62,550
Total current liabilities	8,366,271	8,540,433
Long-term liabilities
Long-term debt	12,113,205	10,347,997
Deferred income taxes	312,927	302,904
Long-term operating lease liabilities	791,007	656,269
Other long-term liabilities	995,420	931,708
Total long-term liabilities	14,212,559	12,238,878
Commitments and contingencies
Noncontrolling interest	32,557	33,212
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175
Paid-in capital	1,846,743	1,814,681
Retained earnings	11,898,772	11,310,664
Accumulated other comprehensive loss	(1,231,221)	(1,252,590)
Treasury stock at cost, 266,250,088 and 260,062,834 shares	(11,178,516)	(10,629,308)
Total shareholders’ equity	2,100,953	2,008,622
Total liabilities and shareholders’ equity	$24,712,340	$22,821,145

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED CASH FLOWS (Unaudited) (In Thousands)
	39-Week Period Ended
	Mar. 30, 2024	Apr. 1, 2023
Cash flows from operating activities:
Net earnings	$1,343,322	$1,036,388
Adjustments to reconcile net earnings to cash provided by operating activities:
Pension settlement charge	—	315,354
Share-based compensation expense	76,688	73,765
Depreciation and amortization	646,848	574,945
Operating lease asset amortization	91,694	83,959
Amortization of debt issuance and other debt-related costs	13,695	15,019
Deferred income taxes	(25,465)	(163,044)
Provision for losses on receivables	43,409	21,899
Other non-cash items	(2,488)	2,787
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(325,108)	(405,372)
Increase in inventories	(125,859)	(172,117)
Decrease (increase) in prepaid expenses and other current assets	23,267	(6,242)
(Decrease) increase in accounts payable	(281,506)	88,995
Increase (decrease) in accrued expenses	29,019	(55,162)
Decrease in operating lease liabilities	(102,969)	(100,847)
(Decrease) increase in accrued income taxes	(67,906)	119,784
Decrease in other assets	25,621	23,843
Increase (decrease) in other long-term liabilities	10,931	(28,172)
Net cash provided by operating activities	1,373,193	1,425,782
Cash flows from investing activities:
Additions to plant and equipment	(530,161)	(474,456)
Proceeds from sales of plant and equipment	20,708	28,313
Acquisition of businesses, net of cash acquired	(1,181,188)	(37,384)
Purchase of marketable securities	(11,422)	(15,078)
Proceeds from sales of marketable securities	—	11,641
Other investing activities (1)	1,414	5,610
Net cash used for investing activities	(1,700,649)	(481,354)
Cash flows from financing activities:
Bank and commercial paper borrowings, net	524,593	—
Other debt borrowings including senior notes	1,261,208	174,262
Other debt repayments including senior notes	(338,721)	(81,345)
Debt issuance costs	(13,035)	—
Proceeds from stock option exercises	103,496	67,115
Stock repurchases	(699,947)	(377,800)
Dividends paid	(758,128)	(747,378)
Other financing activities (2)	(19,206)	(57,906)
Net cash provided by (used for) financing activities	60,260	(1,023,052)
Effect of exchange rates on cash, cash equivalents and restricted cash	(6,206)	1,713
Net decrease in cash, cash equivalents and restricted cash	(273,402)	(76,911)
Cash, cash equivalents and restricted cash at beginning of period	966,033	931,376
Cash, cash equivalents and restricted cash at end of period	$692,631	$854,465

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$376,465	$343,402
Income taxes, net of refunds	510,458	306,174

(1)	Change primarily includes proceeds from the settlement of corporate-owned life insurance policies.
(2)	Change includes cash paid for shares withheld to cover taxes, settlement of interest rate hedges and other financing activities.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items

The discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than EBITDA and free cash flow, any non-GAAP financial measures will be denoted as adjusted measures to remove (1) restructuring charges; (2) expenses associated with our various transformation initiatives; (3) severance charges; and (4) acquisition-related costs consisting of: (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions. Our results for fiscal 2023 were also impacted by adjustments to a product return allowance pertaining to COVID-related personal protection equipment inventory, a pension settlement charge that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer and the reduction of bad debt expense previously recognized in fiscal 2020 due to the impact of the COVID-19 pandemic on the collectability of our pre-pandemic trade receivable balances.

The results of our operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove these Certain Items and presenting its results on a constant currency basis provides an important perspective with respect to our underlying business trends and results. It provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal year 2024 and fiscal year 2023.

Set forth on the following page is a reconciliation of sales, operating expenses, operating income, other (income) expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not be equal to the total presented when added due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Thousands, Except for Share and Per Share Data)
	13-Week Period Ended Mar. 30, 2024	13-Week Period Ended Apr. 1, 2023	Change in Dollars	%/bps Change
Sales (GAAP)	$19,379,500	$18,875,676	$503,824	2.7%
Impact of currency fluctuations (1)	(69,576)	—	(69,576)	(0.4)
Comparable sales using a constant currency basis (Non-GAAP)	$19,309,924	$18,875,676	$434,248	2.3%

Cost of sales (GAAP)	$15,770,444	$15,444,316	$326,128	2.1%

Gross profit (GAAP)	$3,609,056	$3,431,360	$177,696	5.2%
Impact of currency fluctuations (1)	(15,662)	—	(15,662)	(0.5)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,593,394	$3,431,360	$162,034	4.7%

Gross margin (GAAP)	18.62%	18.18%		44 bps
Impact of currency fluctuations (1)	(0.01)	—		-1 bp
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.61%	18.18%		43 bps

Operating expenses (GAAP)	$2,887,010	$2,735,633	$151,377	5.5%
Impact of restructuring and transformational project costs (2)	(28,472)	(12,255)	(16,217)	NM
Impact of acquisition-related costs (3)	(48,734)	(29,004)	(19,730)	(68.0)
Impact of bad debt reserve adjustments (4)	—	(90)	90	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	2,809,804	2,694,284	115,520	4.3
Impact of currency fluctuations (1)	(14,433)	—	(14,433)	(0.5)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,795,371	$2,694,284	$101,087	3.8%

Operating expense as a percentage of sales (GAAP)	14.90%	14.49%		41 bps
Impact of certain item adjustments	(0.40)	(0.22)		-18 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.50%	14.27%		23 bps

Operating income (GAAP)	$722,046	$695,727	$26,319	3.8%
Impact of restructuring and transformational project costs (2)	28,472	12,255	16,217	NM
Impact of acquisition-related costs (3)	48,734	29,004	19,730	68.0
Impact of bad debt reserve adjustments (4)	—	90	(90)	NM
Operating income adjusted for Certain Items (Non-GAAP)	799,252	737,076	62,176	8.4
Impact of currency fluctuations (1)	(1,229)	—	(1,229)	(0.1)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$798,023	$737,076	$60,947	8.3%

Operating margin (GAAP)	3.73%	3.69%		4 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.12%	3.90%		22 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	4.13%	3.90%		23 bps

Other expense (GAAP)	$10,380	$6,759	$3,621	53.6%
Impact of other non-routine gains and losses	—	(448)	448	NM
Other expense adjusted for Certain Items (Non-GAAP)	$10,380	$6,311	$4,069	64.5%

Net earnings (GAAP)	$424,688	$429,604	$(4,916)	(1.1)%
Impact of restructuring and transformational project costs (2)	28,472	12,255	16,217	NM
Impact of acquisition-related costs (3)	48,734	29,004	19,730	68.0

Impact of bad debt reserve adjustments (4)	—	90	(90)	NM
Impact of other non-routine gains and losses	—	448	(448)	NM
Tax impact of restructuring and transformational project costs (5)	(6,826)	(3,190)	(3,636)	NM
Tax impact of acquisition-related costs (5)	(11,684)	(7,550)	(4,134)	(54.8)
Tax impact of bad debt reserves adjustments (5)	—	(23)	23	NM
Tax impact of other non-routine gains and losses (5)	—	(117)	117	NM
Net earnings adjusted for Certain Items (Non-GAAP)	$483,384	$460,521	$22,863	5.0%

Diluted earnings per share (GAAP)	$0.85	$0.84	$0.01	1.2%
Impact of restructuring and transformational project costs (2)	0.06	0.02	0.04	NM
Impact of acquisition-related costs (3)	0.10	0.06	0.04	66.7
Tax impact of restructuring and transformational project costs (5)	(0.01)	(0.01)	—	—
Tax impact of acquisition-related costs (5)	(0.02)	(0.01)	(0.01)	(100.0)
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (6)	$0.96	$0.90	$0.06	6.7%

Diluted shares outstanding	501,921,446	509,842,400

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2024 includes $13 million related to restructuring and severance charges and $15 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2023 includes $2 million related to restructuring and severance charges and $10 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(3)	Fiscal 2024 includes $32 million of intangible amortization expense and $17 million in acquisition and due diligence costs. Fiscal 2023 includes $27 million of intangible amortization expense and $2 million in acquisition and due diligence costs.
(4)	Fiscal 2023 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(6)	Individual components of diluted earnings per share may not equal the total presented when added due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Thousands, Except for Share and Per Share Data)
	39-Week Period Ended Mar. 30, 2024	39-Week Period Ended Apr. 1, 2023	Change in Dollars	%/bps Change
Sales (GAAP)	$58,287,896	$56,596,459	$1,691,437	3.0%
Impact of currency fluctuations (1)	(278,400)	—	(278,400)	(0.5)
Comparable sales using a constant currency basis (Non-GAAP)	$58,009,496	$56,596,459	$1,413,037	2.5%

Cost of sales (GAAP)	$47,517,435	$46,326,628	$1,190,807	2.6%
Impact of inventory valuation adjustment (2)	—	2,571	(2,571)	—
Cost of sales adjusted for Certain Items (Non-GAAP)	$47,517,435	$46,329,199	$1,188,236	2.6%

Gross profit (GAAP)	$10,770,461	$10,269,831	$500,630	4.9%
Impact of inventory valuation adjustment (2)	—	(2,571)	2,571	—
Gross profit adjusted for Certain Items (Non-GAAP)	10,770,461	10,267,260	503,201	4.9
Impact of currency fluctuations (1)	(66,029)	—	(66,029)	(0.6)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$10,704,432	$10,267,260	$437,172	4.3%

Gross margin (GAAP)	18.48%	18.15%		33 bps
Impact of inventory valuation adjustment (2)	—	(0.01)		1 bp
Gross margin adjusted for Certain Items (Non-GAAP)	18.48	18.14		34 bps
Impact of currency fluctuations (1)	(0.03)	—		-3 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.45%	18.14%		31 bps

Operating expenses (GAAP)	$8,544,790	$8,196,480	$348,310	4.2%
Impact of restructuring and transformational project costs (3)	(59,567)	(38,288)	(21,279)	(55.6)
Impact of acquisition-related costs (4)	(113,193)	(87,419)	(25,774)	(29.5)
Impact of bad debt reserve adjustments (5)	—	4,425	(4,425)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	8,372,030	8,075,198	296,832	3.7
Impact of currency fluctuations (1)	(63,371)	—	(63,371)	(0.8)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$8,308,659	$8,075,198	$233,461	2.9%

Operating expense as a percentage of sales (GAAP)	14.66%	14.48%		18 bps
Impact of certain item adjustments	(0.30)	(0.21)		-9 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.36%	14.27%		9 bps

Operating income (GAAP)	$2,225,671	$2,073,351	$152,320	7.3%
Impact of inventory valuation adjustment (2)	—	(2,571)	2,571	NM
Impact of restructuring and transformational project costs (3)	59,567	38,288	21,279	55.6
Impact of acquisition-related costs (4)	113,193	87,419	25,774	29.5
Impact of bad debt reserve adjustments (5)	—	(4,425)	4,425	NM
Operating income adjusted for Certain Items (Non-GAAP)	2,398,431	2,192,062	206,369	9.4
Impact of currency fluctuations (1)	(2,658)	—	(2,658)	(0.1)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,395,773	$2,192,062	$203,711	9.3%

Operating margin (GAAP)	3.82%	3.66%		16 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.11%	3.87%		24 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	4.13%	3.87%		26 bps

Other expense (GAAP)	$22,265	$354,813	$(332,548)	(93.7)%

Impact of other non-routine gains and losses (6)	—	(315,326)	315,326	NM
Other expense adjusted for Certain Items (Non-GAAP)	$22,265	$39,487	$(17,222)	(43.6)%

Net earnings (GAAP)	$1,343,322	$1,036,388	$306,934	29.6%
Impact of inventory valuation adjustment (2)	—	(2,571)	2,571	NM
Impact of restructuring and transformational project costs (3)	59,567	38,288	21,279	55.6
Impact of acquisition-related costs (4)	113,193	87,419	25,774	29.5
Impact of bad debt reserve adjustments (5)	—	(4,425)	4,425	NM
Impact of other non-routine gains and losses (6)	—	315,326	(315,326)	NM
Tax impact of inventory valuation adjustment (7)	—	648	(648)	NM
Tax impact of restructuring and transformational project costs (7)	(14,510)	(9,649)	(4,861)	(50.4)
Tax impact of acquisition-related costs (7)	(27,572)	(22,031)	(5,541)	(25.2)
Tax impact of bad debt reserves adjustments (7)	—	1,115	(1,115)	NM
Tax impact of other non-routine gains and losses (7)	—	(79,466)	79,466	NM
Net earnings adjusted for Certain Items (Non-GAAP)	$1,474,000	$1,361,042	$112,958	8.3%

Diluted earnings per share (GAAP)	$2.66	$2.03	$0.63	31.0%
Impact of inventory valuation adjustment (2)	—	(0.01)	0.01	NM
Impact of restructuring and transformational project costs (3)	0.12	0.08	0.04	50.0
Impact of acquisition-related costs (4)	0.22	0.17	0.05	29.4
Impact of bad debt reserve adjustments (5)	—	(0.01)	0.01	NM
Impact of other non-routine gains and losses (6)	—	0.62	(0.62)	NM
Tax impact of restructuring and transformational project costs (7)	(0.03)	(0.02)	(0.01)	(50.0)
Tax impact of acquisition-related costs (7)	(0.05)	(0.04)	(0.01)	(25.0)
Tax impact of other non-routine gains and losses (7)	—	(0.16)	0.16	NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (8)	$2.92	$2.67	$0.25	9.4%

Diluted shares outstanding	504,973,406	510,123,782

(1)	Represents a constant currency adjustment which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2023 represents an adjustment to a product return allowance related to COVID-related personal protection equipment inventory.
(3)	Fiscal 2024 includes $22 million related to restructuring and severance charges and $38 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2023 includes $12 million related to restructuring and severance charges and $26 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(4)	Fiscal 2024 includes $91 million of intangible amortization expense and $22 million in acquisition and due diligence costs. Fiscal 2023 includes $78 million of intangible amortization expense and $9 million in acquisition and due diligence costs.
(5)	Fiscal 2023 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(6)	Fiscal 2023 primarily includes a pension settlement charge of $315 million that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer.
(7)	The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(8)	Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Thousands)
	13-Week Period Ended Mar. 30, 2024	13-Week Period Ended Apr. 1, 2023	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$13,707,108	$13,257,519	$449,589	3.4%
Gross profit (GAAP)	2,652,847	2,545,859	106,988	4.2%
Gross margin (GAAP)	19.35%	19.20%		15 bps

Operating expenses (GAAP)	$1,800,403	$1,688,836	$111,567	6.6%
Impact of restructuring and transformational project costs (1)	(6,134)	(159)	(5,975)	NM
Impact of acquisition-related costs (2)	(16,214)	(11,463)	(4,751)	(41.4)
Impact of bad debt reserve adjustments (3)	—	(81)	81	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$1,778,055	$1,677,133	$100,922	6.0%

Operating income (GAAP)	$852,444	$857,023	$(4,579)	(0.5)%
Impact of restructuring and transformational project costs (1)	6,134	159	5,975	NM
Impact of acquisition-related costs (2)	16,214	11,463	4,751	41.4
Impact of bad debt reserve adjustments (3)	—	81	(81)	NM
Operating income adjusted for Certain Items (Non-GAAP)	$874,792	$868,726	$6,066	0.7%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$3,493,232	$3,344,121	$149,111	4.5%
Impact of currency fluctuations (4)	(69,521)	—	(69,521)	(2.1)
Comparable sales using a constant currency basis (Non-GAAP)	$3,423,711	$3,344,121	$79,590	2.4%

Gross profit (GAAP)	$719,681	$642,778	$76,903	12.0%
Impact of currency fluctuations (4)	(15,637)	—	(15,637)	(2.5)
Comparable gross profit using a constant currency basis (Non-GAAP)	$704,044	$642,778	$61,266	9.5%

Gross margin (GAAP)	20.60%	19.22%		138 bps
Impact of currency fluctuations (4)	(0.04)	—		-4 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	20.56%	19.22%		134 bps

Operating expenses (GAAP)	$635,783	$594,542	$41,241	6.9%
Impact of restructuring and transformational project costs (5)	(6,775)	(2,103)	(4,672)	NM
Impact of acquisition-related costs (6)	(18,686)	(16,585)	(2,101)	(12.7)
Impact of bad debt reserve adjustments (3)	—	(9)	9	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	610,322	575,845	34,477	6.0
Impact of currency fluctuations (4)	(13,641)	—	(13,641)	(2.4)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$596,681	$575,845	$20,836	3.6%

Operating income (GAAP)	$83,898	$48,236	$35,662	73.9%
Impact of restructuring and transformational project costs (5)	6,775	2,103	4,672	NM
Impact of acquisition-related costs (6)	18,686	16,585	2,101	12.7
Impact of bad debt reserve adjustments (3)	—	9	(9)	NM
Operating income adjusted for Certain Items (Non-GAAP)	109,359	66,933	42,426	63.4
Impact of currency fluctuations (4)	(1,996)	—	(1,996)	(3.0)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$107,363	$66,933	$40,430	60.4%

SYGMA
Sales (GAAP)	$1,903,922	$1,972,058	$(68,136)	(3.5)%
Gross profit (GAAP)	153,258	166,104	(12,846)	(7.7)%
Gross margin (GAAP)	8.05%	8.42%		-37 bps

Operating expenses (GAAP)	$136,453	$140,486	$(4,033)	(2.9)%
Operating income (GAAP)	16,805	25,618	(8,813)	(34.4)%

OTHER
Sales (GAAP)	$275,238	$301,978	$(26,740)	(8.9)%
Gross profit (GAAP)	71,030	79,451	(8,421)	(10.6)%
Gross margin (GAAP)	25.81%	26.31%		-50 bps

Operating expenses (GAAP)	$64,659	$67,615	$(2,956)	(4.4)%
Operating income (GAAP)	6,371	11,836	(5,465)	(46.2)%

GLOBAL SUPPORT CENTER
Gross profit (loss) (GAAP)	$12,240	$(2,832)	$15,072	NM

Operating expenses (GAAP)	$249,712	$244,154	$5,558	2.3%
Impact of restructuring and transformational project costs (7)	(15,563)	(9,993)	(5,570)	(55.7)
Impact of acquisition-related costs (8)	(13,834)	(956)	(12,878)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$220,315	$233,205	$(12,890)	(5.5)%

Operating loss (GAAP)	$(237,472)	$(246,986)	$9,514	3.9%
Impact of restructuring and transformational project costs (7)	15,563	9,993	5,570	55.7
Impact of acquisition-related costs (8)	13,834	956	12,878	NM
Operating loss adjusted for Certain Items (Non-GAAP)	$(208,075)	$(236,037)	$27,962	11.8%

TOTAL SYSCO
Sales (GAAP)	$19,379,500	$18,875,676	$503,824	2.7%
Gross profit (GAAP)	3,609,056	3,431,360	177,696	5.2%
Gross margin (GAAP)	18.62%	18.18%		44 bps

Operating expenses (GAAP)	$2,887,010	$2,735,633	$151,377	5.5%
Impact of restructuring and transformational project costs (1) (5) (7)	(28,472)	(12,255)	(16,217)	NM
Impact of acquisition-related costs (2) (6) (8)	(48,734)	(29,004)	(19,730)	(68.0)
Impact of bad debt reserve adjustments (3)	—	(90)	90	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$2,809,804	$2,694,284	$115,520	4.3%

Operating income (GAAP)	$722,046	$695,727	$26,319	3.8%
Impact of restructuring and transformational project costs (1) (5) (7)	28,472	12,255	16,217	NM
Impact of acquisition-related costs (2) (6) (8)	48,734	29,004	19,730	68.0
Impact of bad debt reserve adjustments (3)	—	90	(90)	NM
Operating income adjusted for Certain Items (Non-GAAP)	$799,252	$737,076	$62,176	8.4%

(1)	Primarily represents severance and transformation initiative costs.
(2)	Fiscal 2024 and fiscal 2023 include intangible amortization expense and acquisition costs.
(3)	Fiscal 2023 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(4)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(5)	Includes restructuring costs primarily in Europe.
(6)	Represents intangible amortization expense.
(7)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(8)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Thousands)
	39-Week Period Ended Mar. 30, 2024	39-Week Period Ended Apr. 1, 2023	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$40,925,350	$39,937,055	$988,295	2.5%
Gross profit (GAAP)	7,915,316	7,651,291	264,025	3.5%
Gross margin (GAAP)	19.34%	19.16%		18 bps

Operating expenses (GAAP)	$5,282,865	$5,107,587	$175,278	3.4%
Impact of restructuring and transformational project costs (1)	(6,361)	(203)	(6,158)	NM
Impact of acquisition-related costs (2)	(40,680)	(35,563)	(5,117)	(14.4)
Impact of bad debt reserve adjustments (3)	—	4,170	(4,170)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$5,235,824	$5,075,991	$159,833	3.1%

Operating income (GAAP)	$2,632,451	$2,543,704	$88,747	3.5%
Impact of restructuring and transformational project costs (1)	6,361	203	6,158	NM
Impact of acquisition-related costs (2)	40,680	35,563	5,117	14.4
Impact of bad debt reserve adjustments (3)	—	(4,170)	4,170	NM
Operating income adjusted for Certain Items (Non-GAAP)	$2,679,492	$2,575,300	$104,192	4.0%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$10,772,900	$9,910,267	$862,633	8.7%
Impact of currency fluctuations (4)	(279,622)	—	(279,622)	(2.8)
Comparable sales using a constant currency basis (Non-GAAP)	$10,493,278	$9,910,267	$583,011	5.9%

Gross profit (GAAP)	$2,159,820	$1,916,503	$243,317	12.7%
Impact of currency fluctuations (4)	(66,475)	—	(66,475)	(3.5)
Comparable gross profit using a constant currency basis (Non-GAAP)	$2,093,345	$1,916,503	$176,842	9.2%

Gross margin (GAAP)	20.05%	19.34%		71 bps
Impact of currency fluctuations (4)	(0.10)	—		-10 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	19.95%	19.34%		61 bps

Operating expenses (GAAP)	$1,899,509	$1,723,874	$175,635	10.2%
Impact of restructuring and transformational project costs (5)	(15,181)	(11,597)	(3,584)	(30.9)
Impact of acquisition-related costs (6)	(52,430)	(48,534)	(3,896)	(8.0)
Impact of bad debt reserve adjustments (3)	—	255	(255)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	1,831,898	1,663,998	167,900	10.1
Impact of currency fluctuations (4)	(61,384)	—	(61,384)	(3.7)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,770,514	$1,663,998	$106,516	6.4%

Operating income (GAAP)	$260,311	$192,629	$67,682	35.1%
Impact of restructuring and transformational project costs (5)	15,181	11,597	3,584	30.9
Impact of acquisition-related costs (6)	52,430	48,534	3,896	8.0
Impact of bad debt reserve adjustments (3)	—	(255)	255	NM
Operating income adjusted for Certain Items (Non-GAAP)	327,922	252,505	75,417	29.9
Impact of currency fluctuations (4)	(5,091)	—	(5,091)	(2.0)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$322,831	$252,505	$70,326	27.9%

SYGMA
Sales (GAAP)	$5,723,651	$5,839,051	$(115,400)	(2.0)%
Gross profit (GAAP)	454,575	470,458	(15,883)	(3.4)%
Gross margin (GAAP)	7.94%	8.06%		-12 bps

Operating expenses (GAAP)	$408,657	$432,297	$(23,640)	(5.5)%
Operating income (GAAP)	45,918	38,161	7,757	20.3%

OTHER
Sales (GAAP)	$865,995	$910,086	$(44,091)	(4.8)%
Gross profit (GAAP)	222,012	237,600	(15,588)	(6.6)%
Gross margin (GAAP)	25.64%	26.11%		-47 bps

Operating expenses (GAAP)	$195,431	$204,356	$(8,925)	(4.4)%
Operating income (GAAP)	26,581	33,244	(6,663)	(20.0)%

GLOBAL SUPPORT CENTER
Gross profit (loss) (GAAP)	$18,738	$(6,021)	$24,759	NM
Impact of inventory valuation adjustment (7)	—	(2,571)	2,571	NM
Gross profit (loss) adjusted for Certain Items (Non-GAAP)	$18,738	$(8,592)	$27,330	NM

Operating expenses (GAAP)	$758,328	$728,366	$29,962	4.1%
Impact of restructuring and transformational project costs (8)	(38,025)	(26,488)	(11,537)	(43.6)
Impact of acquisition-related costs (9)	(20,083)	(3,322)	(16,761)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$700,220	$698,556	$1,664	0.2%

Operating loss (GAAP)	$(739,590)	$(734,387)	$(5,203)	(0.7)%
Impact of inventory valuation adjustment (7)	—	(2,571)	2,571	NM
Impact of restructuring and transformational project costs (8)	38,025	26,488	11,537	43.6
Impact of acquisition-related costs (9)	20,083	3,322	16,761	NM
Operating loss adjusted for Certain Items (Non-GAAP)	$(681,482)	$(707,148)	$25,666	3.6%

TOTAL SYSCO
Sales (GAAP)	$58,287,896	$56,596,459	$1,691,437	3.0%
Gross profit (GAAP)	10,770,461	10,269,831	500,630	4.9%
Gross margin (GAAP)	18.48%	18.15%		33 bps

Operating expenses (GAAP)	$8,544,790	$8,196,480	$348,310	4.2%
Impact of restructuring and transformational project costs (1) (5) (8)	(59,567)	(38,288)	(21,279)	(55.6)
Impact of acquisition-related costs (2) (6) (9)	(113,193)	(87,419)	(25,774)	(29.5)
Impact of bad debt reserve adjustments (3)	—	4,425	(4,425)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$8,372,030	$8,075,198	$296,832	3.7%

Operating income (GAAP)	$2,225,671	$2,073,351	$152,320	7.3%
Impact of inventory valuation adjustment (7)	—	(2,571)	2,571	NM
Impact of restructuring and transformational project costs (1) (5) (8)	59,567	38,288	21,279	55.6
Impact of acquisition-related costs (2) (6) (9)	113,193	87,419	25,774	29.5
Impact of bad debt reserve adjustments (3)	—	(4,425)	4,425	NM
Operating income adjusted for Certain Items (Non-GAAP)	$2,398,431	$2,192,062	$206,369	9.4%

(1)	Primarily represents severance and transformation costs.
(2)	Includes intangible amortization expense and acquisition costs.
(3)	Fiscal 2023 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(4)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(5)	Includes restructuring and severance costs, primarily in Europe.
(6)	Represents intangible amortization expense.
(7)	Fiscal 2023 represents an adjustment to a product return allowance related to COVID-related personal protection equipment inventory.
(8)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(9)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Free Cash Flow
(In Thousands)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	39-Week Period Ended Mar. 30, 2024	39-Week Period Ended Apr. 1, 2023	39-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$1,373,193	$1,425,782	$(52,589)
Additions to plant and equipment	(530,161)	(474,456)	(55,705)
Proceeds from sales of plant and equipment	20,708	28,313	(7,605)
Free Cash Flow (Non-GAAP)	$863,740	$979,639	$(115,899)

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Dollars in Thousands)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Mar. 30, 2024	13-Week Period Ended Apr. 1, 2023	Change in Dollars	% Change
Net earnings (GAAP)	$424,688	$429,604	$(4,916)	(1.1)%
Interest (GAAP)	157,853	134,931	22,922	17.0
Income taxes (GAAP)	129,125	124,433	4,692	3.8
Depreciation and amortization (GAAP)	221,383	195,996	25,387	13.0
EBITDA (Non-GAAP)	$933,049	$884,964	$48,085	5.4%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	26,538	11,890	14,648	NM
Impact of acquisition-related costs (2)	17,008	2,349	14,659	NM
Impact of bad debt reserve adjustments (3)	—	90	(90)	NM
Impact of other non-routine gains and losses	—	448	(448)	NM
EBITDA adjusted for Certain Items (Non-GAAP) (4)	$976,595	$899,741	$76,854	8.5%
Other expense (income), net, as adjusted (Non-GAAP) (5)	10,380	6,311	4,069	64.5
Depreciation and amortization, as adjusted (Non-GAAP) (6)	(187,723)	(168,976)	(18,747)	(11.1)
Operating income adjusted for Certain Items (Non-GAAP)	$799,252	$737,076	$62,176	8.4%

(1)	Fiscal 2024 and fiscal 2023 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Fiscal 2024 and fiscal 2023 include acquisition and due diligence costs.
(3)	Fiscal 2023 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(4)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $7 million and $7 million or non-cash stock compensation expense of $24 million and $21 million in fiscal 2024 and fiscal 2023, respectively.
(5)	Fiscal 2024 and Fiscal 2023 primarily represent $10 million and $7 million, respectively, in GAAP other expense (income), net.
(6)	Fiscal 2024 includes $221 million in GAAP depreciation and amortization expense, less $34 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2023 includes $196 million in GAAP depreciation and amortization expense, less $27 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.
NM	Represents that the percentage change is not meaningful.

	39-Week Period Ended Mar. 30, 2024	39-Week Period Ended Apr. 1, 2023	Change in Dollars	% Change
Net earnings (GAAP)	$1,343,322	$1,036,388	$306,934	29.6%
Interest (GAAP)	441,867	391,123	50,744	13.0
Income taxes (GAAP)	418,217	291,027	127,190	43.7
Depreciation and amortization (GAAP)	646,848	574,945	71,903	12.5
EBITDA (Non-GAAP)	$2,850,254	$2,293,483	$556,771	24.3%
Certain Item adjustments:
Impact of inventory valuation adjustment (1)	—	(2,571)	2,571	NM
Impact of restructuring and transformational project costs (2)	56,387	37,192	19,195	51.6
Impact of acquisition-related costs (3)	21,862	8,944	12,918	NM
Impact of bad debt reserve adjustments (4)	—	(4,425)	4,425	NM
Impact of other non-routine gains and losses (5)	—	315,326	(315,326)	NM
EBITDA adjusted for Certain Items (Non-GAAP) (6)	$2,928,503	$2,647,949	$280,554	10.6%
Other expense (income), net, as adjusted (Non-GAAP) (7)	22,265	39,487	(17,222)	(43.6)
Depreciation and amortization, as adjusted (Non-GAAP) (8)	(552,337)	(495,374)	(56,963)	(11.5)
Operating income adjusted for Certain Items (Non-GAAP)	$2,398,431	$2,192,062	$206,369	9.4%

(1)	Fiscal 2023 represents an adjustment to a product return allowance related to COVID-related personal protection equipment inventory.
(2)	Fiscal 2024 and 2023 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy and exclude charges related to accelerated depreciation.
(3)	Fiscal 2024 and 2023 include acquisition and due diligence costs.
(4)	Fiscal 2023 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)	Fiscal 2023 primarily represents a pension settlement charge of $315 million that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer.
(6)	In arriving at adjusted EBITDA, Sysco does not exclude interest income of $28 million and $15 million or non-cash stock compensation expense of $77 million and $73 million for fiscal 2024 and fiscal 2023, respectively.
(7)	Fiscal 2024 represents $22 million in GAAP other expense (income), net. Fiscal 2023 represents $355 million in GAAP other expense (income), net less $315 million due to the certain items impact of a pension settlement charge that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer.
(8)	Fiscal 2024 includes $647 million in GAAP depreciation and amortization expense, less $95 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2023 includes $575 million in GAAP depreciation and amortization expense, less $80 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Net Debt to Adjusted EBITDA
(In Thousands)

Net Debt to Adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA. In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA.

Mar. 30, 2024
Current Maturities of long-term debt	$93,225
Long-term debt	12,113,205
Total Debt	12,206,430
Cash & Cash Equivalents	(598,322)
Net Debt	$11,608,108

Adjusted EBITDA for the previous 12 months	$4,127,132

Debt/Adjusted EBITDA Ratio	2.96
Net Debt/Adjusted EBITDA Ratio	2.81